UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2009

REAL ESTATE ASSOCIATES LIMITED II

(Exact name of Registrant as specified in its charter)

California	0-09782	95-3547609
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2009, Apartment Investment and Management Company ("Aimco") announced the appointment of Ernest M. Freedman as Executive Vice President and Chief Financial Officer. Mr. Freedman will also serve as Executive Vice President, Chief Financial Officer and Director of the Corporate General Partner. Mr. Freedman’s appointment as Executive Vice President and Chief Financial Officer and election as a Director of the Corporate General Partner are effective November 1, 2009.  Mr. Freedman, 38, joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. Prior to joining Aimco, from 2004 to 2007, Mr. Freedman served as chief financial officer of HEI Hotels and Resorts.

Aimco also announced that David Robertson, President, Chief Investment Officer and Chief Financial Officer of Aimco and President, Chief Executive Officer, Chief Financial Officer and Director of the Corporate General Partner is resigning from his position as Chief Financial Officer of Aimco and Chief Financial Officer and Director of the Corporate General Partner effective November 1, 2009, and is resigning from his other positions effective December 31, 2009.  In order to provide for an orderly transition, Mr. Robertson will continue in an advisory capacity through early 2010, working on a variety of transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED II

By:  National Partnership Investments Corp.

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

  Date:  November 2, 2009